Exhibit 10.3
CHAIRMAN COMPENSATION AGREEMENT
     This CHAIRMAN COMPENSATION AGREEMENT (“Agreement”), dated as of August 9, 2010 and, except as otherwise specifically provided herein, effective as of January 1, 2011 (the “Effective Date”), by and between Equity One, Inc., a Maryland corporation (the “Company”), and Chaim Katzman (the “Chairman”).
RECITALS
     The Chairman is the founder of the Company, acted as the Chief Executive Officer of the Company since its inception through March 31, 2007 and has acted as Chairman of the Company since its inception.
     The Chairman was employed by the Company pursuant to an employment agreement made effective as of January 1, 2002 and as amended effective September 1, 2003, which superseded an earlier employment agreement effective as of January 1, 1996, and has been subsequently retained, and is currently retained, by the Company pursuant to a Chairman Compensation Agreement (as amended, the “Prior Chairman Compensation Agreement”), effective as of January 1, 2007, by and between the Company and the Chairman, and as amended by a First Amendment to Chairman Compensation Agreement and Restricted Stock Agreement, dated as of August 9, 2010 (the “First Amendment”).
     The Company recognizes that the Chairman’s talents, abilities and stature in the industry are unique and have been, and in the future will be, integral to the success of the Company. The Company believes that it is valuable to the Company to retain the services of the Chairman beyond the term of the Prior Chairman Compensation Agreement and that the Chairman’s continuing contribution to the growth of the Company in the future will be substantial. The Company desires to provide for the continued involvement of the Chairman beyond the term of the Prior Chairman Compensation Agreement on terms that will encourage the Chairman to continue to attempt to increase the value of the Company. The Chairman is willing to remain involved with the Company under the terms and conditions provided herein.
     In order to effect the foregoing, the Company and the Chairman wish to enter into an agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follow:
     The Company desires to continue to retain the Chairman as of and after the Effective Date, on the terms and conditions set forth in this Agreement, and the Chairman desires to be so involved with the Company.
     IN CONSIDERATION of the premises and the mutual covenants set forth below and the agreements set forth in the First Amendment, the parties hereby agree as follows:

AGREEMENT
1.	Arrangement. Subject to the earlier termination of the Prior Chairman Compensation Agreement in accordance with the terms thereof, the Company hereby agrees to continue to retain the services of the Chairman beyond the term of the Prior Chairman Compensation Agreement and the Chairman hereby agrees to be involved with the Company on the terms and conditions hereinafter set forth. The terms and conditions of the Chairman’s retention by the Company through December 31, 2010 are and shall continue to be governed by the terms and conditions set forth in the Prior Chairman Compensation Agreement, but thereafter (unless the Prior Chairman Compensation Agreement is terminated on or prior to December 31, 2010 in accordance with the terms thereof (other than as a result or consequence of the expiration of the term thereof) the terms and conditions of the Chairman’s retention by the Company shall be governed by the terms and conditions of this Agreement, which terms and conditions shall, from and after the Effective Date, supersede and control.

2.	Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and (subject to its earlier termination in accordance with the terms hereof) shall continue through December 31, 2014. Unless earlier terminated in accordance with the terms hereof, this Agreement and the Term automatically shall be renewed annually thereafter, unless either party gives the other party prior written notice at least 90 days before the expiration of the Term of that party’s intent not to renew this Agreement.

3.	Position and Duties.
(a)	Chairman. At all times during the Term, subject to the Chairman’s election to the Board and as Chairman thereof, the Chairman shall serve as the Chairman of the Board of Directors of the Company (“Board”) and (except as provided in the next following sentence) shall report solely and directly to the Board. During the Term, the Chairman shall be reasonably available to management and to the Board between Board meetings to counsel and advise the board and management, including providing advice to management with respect to operations, investments and divestitures. The Chairman shall have those powers and duties normally associated with such position and such other powers and duties as the Board properly may from time to time reasonably prescribe, provided that such other powers and duties are consistent with the Chairman’s position at that time, including, without limitation, such other duties as are not otherwise provided for herein and (unless otherwise agreed to by the Chairman) are not materially more burdensome that those previously performed by the Chairman. The Chief Executive Officer of the Company shall continue to report to the Chairman and the Board.

(b)	Director. During the Term, the Company agrees to nominate the Chairman as a member of the Board for each successive term and use reasonable good faith efforts to cause the Chairman to be elected as a member and Chairman of the Board, including, without limitation, recommending the Chairman to be elected as a member of the Board in the proxy statement distributed to stockholders regarding the election of members of the Board; provided, however, that the Company’s obligations under the foregoing provisions of this Section 3(b) shall no longer apply if the Chairman has been removed from the Board pursuant to Section 5.8 of the Company’s charter (or under any similar future provision under the Company’s charter) or has not been elected to the Board at a prior annual meeting of shareholders for the election of members to the Board.

(c)	Other Activities by Chairman. The Company recognizes that the Chairman presently is involved and may in the future be involved with other ventures and businesses to which the Chairman will devote, from time to time, his business time, attention, skill and efforts. It is understood and agreed that the Chairman may, directly or indirectly, engage in other businesses in the United States provided such activities are not materially inconsistent with his duties as Chairman and as a Board member of the Company. Furthermore, the Chairman may, directly or indirectly, engage in any businesses, without limitation, outside the United States. The Company’s consent to such other activities shall not relieve the Chairman of any obligations that may exist at any time to disclose to the Company any related party transactions with the Company, nor shall such consent affect any practices, policies or procedures the Company may from time to time implement to manage or authorize any related party transactions.
4.	Place of Performance. The Company agrees to provide the Chairman with the office he currently uses at the Company’s corporate headquarters in North Miami Beach, Florida. The Company will also make available to the Chairman offices of the Company in other locations and provide to the Chairman office space and the resources of the Company at such offices when the Chairman is in such other locations on the Company’s and/or any of its subsidiaries’ business. It is agreed that the Chairman is not required to perform any of his duties as Chairman at any of such offices or otherwise at any particular time or times and may engage in reasonable activities unrelated to the Company at such offices and may utilize the resources of the Company at such offices in such activities, including the reasonable use of personnel, equipment and telephone system.

5.	Payments and Related Matters.
(a)	Bonus. For each calendar year during the Term commencing with calendar year 2011, Chairman shall be eligible to receive a bonus (the “Bonus”) to be determined in the discretion of the Compensation Committee of the Board.

(b)	Long Term Incentive Compensation. On September 23, 2006, the Company issued to the Chairman, pursuant to the Company’s 2000 Executive Incentive Compensation Plan (the “Incentive Plan”), Options (as defined in the Incentive Plan) to acquire 437,317 shares of the Company’s capital stock, with an exercise price of $24.12 per share. The parties acknowledge that such Options were granted as consideration to the Chairman for his execution of the Prior Chairman Compensation Agreement, that the first three of four equal installments of such Options vested on December 31, 2007, December 31, 2008 and December 31, 2009 and that (subject to the conditions of the Incentive Plan, the terms of such grant and the terms and conditions set forth in the Prior Chairman Compensation Agreement), the fourth of such four equal installments will vest on December 31, 2010. Each of such Options shall expire ten years from the date of the grant thereof.

In addition, the Company agrees to grant and issue to the Chairman concurrently with and on the date of the execution and delivery of this Agreement by the parties hereto, pursuant to the Incentive Plan and in the form of Restricted Stock Agreement attached as Exhibit A, 380,000 shares of Restricted Stock (as defined in the Incentive Plan). The vesting as hereinafter provided of the specified portions of such shares of Restricted Stock is subject, however, to the continued retention of the Chairman hereunder on the Effective Date and as of each respective “Vesting Date”. The aforesaid 380,000 shares of Restricted Stock shall vest as follows: 31,250 shares on the Effective Date; 7,266 shares on the first day of each calendar month beginning February 2011 and ending December 2014; and 7,248 shares on December 31, 2014. The Vesting Dates shall be, respectively, the Effective Date, the first (1st) day of each calendar month, commencing on February 1, 2011 and continuing for the next forty-six (46) consecutive months, and with the forty-ninth (49th) and final Vesting Date with respect to 7,248 shares occurring one day preceding the fourth anniversary of the Effective Date (i.e., on December 31, 2014).

The Chairman shall be entitled to receive dividends on and to vote all of the shares of Restricted Stock so granted and issued to the Chairman, whether such shares are vested or not, and the Company shall cause any Restricted Stock award made under the Incentive Plan in satisfaction of the Company’s obligation hereunder to so provide; provided, however, that, notwithstanding the foregoing, the Chairman shall not be entitled to receive on or with respect to any shares of Restricted Stock granted and issued pursuant to this Agreement any regular quarterly cash dividends that are declared by the Board and payable or distributable to the Company’s stockholders of record prior to the Effective Date or to vote any such shares of Restricted Stock prior to the Effective Date but the Chairman shall be entitled to receive any special or extraordinary dividend or distribution to the Company’s stockholders of record on or after the date hereof (including, without limitation, any securities issued or distributed to the Company’s stockholders of record on or after the date hereof in connection with any stock split, recapitalization, stock exchange, merger, combination or other reorganization or similar transaction).

(c)	Expenses. The Company shall reimburse the Chairman for all reasonable expenses incurred by him in the discharge of his duties hereunder, including travel expenses, upon the presentation of reasonably itemized statements of such expenses in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company. Any frequent flyer miles or points and similar benefits provided by hotels, credit card companies and others received by the Chairman in connection with his business travel shall be retained by the Chairman for his personal use.

(d)	Home Office. The Company shall provide, at the Company’s cost, the Chairman with cellular telephones and, at the Chairman’s home, with office furniture, business telephone lines and related telephone equipment, a computer and related peripherals, high speed Internet access, a copy machine, a facsimile machine and any other reasonably necessary office equipment. The parties recognize that the cellular telephones and at home office are necessary for the Chairman to perform his duties hereunder. The Company recognizes and agrees that the Chairman (and any one authorized by the Chairman, including family members) shall be permitted to use the cellular telephones and at home office equipment and services for personal use at no charge to the Chairman, provided, however, that the Chairman shall be solely responsible for the payment of any income taxes attributable to the provision of such benefits.

(e)	Registration. The shares of Restricted Stock awarded to the Chairman in accordance with Section 5(b) above shall be covered by and issued pursuant to an effective registration statement on Form S-8 (or any successor or replacement form) under the Securities Act of 1933, as amended (the “Securities Act”).

(f)	Register Existing Shares. If, at any time during the term of this Agreement, the Company proposes to register any of its securities under the Securities Act, the Company shall give the Chairman the right and opportunity to register, each time that the Company so proposes, any or all securities of the Company held by the Chairman, including, any stock options and securities subject to such stock options. Nothing contained in this Agreement shall limit or modify any registration rights granted to the Chairman by the Company pursuant to any other contract or arrangement, including, without limitation, the Prior Chairman Compensation Agreement.

(g)	No Hedging. In consideration for his entitlement to receive incentive compensation as provided herein in the form of shares of Restricted Stock, the Chairman agrees that neither he nor any member of his immediate family (as such term is defined in paragraph (a)(iii) of Instruction 1 to Item 404(a) of Regulation S-K) nor any Controlled Private Entity (as hereinafter defined) will purchase any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company that (i) have been granted to the Chairman by the Company as part of the compensation of the Chairman (including the Restricted Stock granted and issued pursuant to this Agreement) or (ii) are held by the Chairman, by any member of his immediate family or by any entity that (A) is not a “publicly traded company” (which term includes, without limitation, any company that files reports with the Securities and Exchange Commission, whether voluntarily, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as a result of having a class of its securities registered pursuant to Section 12 of the Exchange Act; any company whose securities are quoted or traded on any domestic over-the-counter or other securities market; and any company whose securities are listed for trading or quoted on any foreign stock exchange, foreign over-the-counter market or other foreign securities market), and (B) of which at least 75% of the equity interests (whether directly or through one or more intermediaries) are owned by the Chairman and/or the Chairman’s immediate family member(s) (as such term is defined in paragraph (a)(iii) of Instruction 1 to Item 404(a) of Regulation S-K) (a “Controlled Private Entity”). Solely for purposes of clause (B) above in determining the percentage of the equity interests in any company that is owned through one or more intermediaries by the Chairman and/or the Chairman’s immediate family member(s), the Chairman and/or the Chairman’s immediate family member(s) shall be deemed to own only that equity percentage that is the product of their ownership interest in the successive layers of ownership. By way of example only, if the Chairman and/or the Chairman’s immediate family member(s) own 80% of the equity interest in company A, which in turn owns 60% of the equity interest in company B, then the Chairman and/or the Chairman’s immediate family member(s) shall be deemed to own a 48% equity interest in company B.

6.	Termination. This Agreement may be terminated during the Term under the following circumstances:
(a)	Death. This Agreement shall terminate automatically upon the Chairman’s death.

(b)	Disability. If, as a result of the Chairman’s incapacity due to physical or mental illness, the Chairman shall have been substantially unable to perform his duties hereunder for an entire period in excess of one hundred twenty (120) days in any 12-month period, the Company shall have the right to terminate this Agreement as a result of the Chairman’s “Disability”, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

(c)	Without Cause. The Company shall have the right, subject to appropriate action of the Board, to terminate this Agreement for any reason or for no reason, which termination shall be deemed to be without Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. The Company shall not take action under this subsection (c) unless and until the Company has delivered to the Chairman a copy of a resolution duly adopted by sixty-six and two-thirds (66-2/3) or more of the Board (excluding Chairman and any officer or employee of the Company for purposes of determining such threshold) at a meeting of the Board called and held for such purpose, approving and authorizing such action.

(d)	Cause. The Company shall have the right, subject to appropriate action of the Board, to terminate this Agreement with Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have “Cause” to terminate this Agreement upon the Chairman’s:
(i)	Breach of any material provisions of this Agreement;

(ii)	Conviction of a felony, capital crime or any crime involving moral turpitude, including, but not limited to, crimes involving illegal drugs; or

(iii)	Willful misconduct that is materially economically injurious to the Company.

For purposes of this Section 6(d), no act, or failure to act, by the Chairman shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company; provided, however, that the willful requirement outlined in paragraphs (iii) above shall be deemed to have occurred if the Chairman’s action or non-action continues for more than ten (10) days after the Chairman has received written notice of the inappropriate action or non-action. Failure to achieve performance goals, in and of itself, shall not be grounds for a termination with Cause.

Cause shall not exist under paragraph (i) or (iii) above unless and until the Company has delivered to the Chairman a copy of a resolution duly adopted by sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold) at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, the Chairman was guilty of the conduct set forth in paragraph (i) or (iii) and specifying the particulars thereof in detail. However, in the case of conduct described in paragraph (i), Cause will not be considered to exist unless (a) the Chairman is given notice of such breach and (b) if such breach can reasonably be cured within forty-five (45) days, such breach has been cured within forty-five (45) days after the date of such notice to the satisfaction of sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold) or, if such breach cannot reasonably be cured within such forty-five (45) days, the Chairman has promptly commenced to cure such breach, has thereafter diligently taken all appropriate steps to cure such breach as quickly are reasonably practical and has cured such breach within ninety (90) days after the date of such notice, all to the satisfaction of sixty-six and two-thirds percent (66-2/3%) or more of the Board (excluding the Chairman and any officer or employee of the Company for purposes of determining such threshold).

(e)	Voluntary Termination by the Chairman. The Chairman shall have the right at any time to terminate this Agreement by providing the Company with Notice of Termination as provided in Section 7 below. Any termination pursuant to this paragraph shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

(f)	Termination of Agreement for Good Reason. The Chairman shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” means:
(i)	the material breach by the Company of any of its agreements set forth herein and the failure of the Company to correct such breach within thirty (30) days after the receipt by the Company of written notice from the Chairman specifying in reasonable detail the nature of such breach; or

(ii)	subject to Section 3(b), failure to recommend to the Company’s stockholders the Chairman’s election to the Board and as Chairman of the Board or the failure of the Board to nominate or elect him as Chairman of the Board.

(g)	Termination by Company’s Shareholders. If the Chairman is removed from the Board, as provided in Section 5.8 of the Company’s charter (or under any similar future provision under the Company’s charter), then this Agreement shall immediately terminate. For purposes of Section 8 of this Agreement, termination pursuant to this subsection (g) shall be considered “termination with Cause.”
7.	Termination Procedure.
(a)	Notice of Termination. Any termination of this Agreement by the Company or by the Chairman during the Term, except termination due to the Chairman’s death pursuant to Section 6(a), shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that states the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under the provision so stated. Any Notice of Termination given by the Chairman shall be deemed a resignation by the Chairman as Chairman of the Board and as a member of the Board; provided, however, that the Board may, in its sole and absolute discretion, waive such resignation without affecting the Chairman’s rights hereunder as a result of his giving such Notice of Termination.

(b)	Date of Termination. “Date of Termination” shall mean (i) if the Chairman shall die or become incapacitated (as contemplated by Section 6(b)), the date of his death or Disability, and (ii) if this Agreement is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such Notice of Termination) set forth in such Notice of Termination.
8.	Payments Upon Termination.
(a)	Disability; Death. If on or after the Effective Date this Agreement is terminated as a result of the Chairman’s death pursuant to Section 6(a) or his Disability pursuant to Section 6(b):
(i)	all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested during the 90-day period following his death or Disability shall fully vest as of the Date of Termination, and all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if the Chairman’s death or Disability occurs prior to the Effective Date, none of the Restricted Stock that is granted and issued under this Agreement will be or become vested and all of such Restricted Stock will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company);

(ii)	the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, or his estate, as the case may be, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such termination; and

(iii)	the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein).
(b)	Termination by Company Without Cause or Termination by the Chairman for Good Reason. If after the Effective Date this Agreement is terminated by the Company without Cause or if the Chairman terminates this Agreement for Good Reason:
(i)	in the case of termination by the Company without Cause or termination by the Chairman for Good Reason, all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested at any time in the 365 days following the Date of Termination shall fully vest as of the Date of Termination. In either event, all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if such a termination occurs prior to the Effective Date, none of the Restricted Stock that is granted and issued under this Agreement will be or become vested and all of such Restricted Stock will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company);

(ii)	the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such Termination; and

(iii)	the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein).

(c)	Termination by the Company with Cause or By Chairman other than for Good Reason. If this Agreement is terminated by the Company with Cause or if the Chairman terminates this Agreement other than for Good Reason:
(i)	the Company shall reimburse the Chairman, pursuant to Section 5(c) hereof, for reasonable expenses incurred by the Chairman but not reimbursed by the Company prior to such termination, unless such termination resulted from a misappropriation of Company funds;

(ii)	all unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination that would have vested in the calendar month when the Date of Termination occurs shall fully vest as of the Date of Termination and all other unvested stock options and unvested restricted stock granted to the Chairman prior to the Date of Termination will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company; and

(iii)	the Chairman shall be entitled to such other rights, compensation and/or benefits as may be due to the Chairman in accordance with the terms and provisions of any agreements, plans or programs of the Company, including, without limitation, any bonus or other compensation that, pursuant to the terms hereof or any other written agreement between the Company and the Chairman, has been earned or declared, but not yet paid or delivered to the Chairman, as of the Date of Termination (but shall no longer be entitled to any benefits under this Agreement except for the termination payments specified herein).
(d)	Tax Compliance Delay in Payment. If the Company reasonably determines that any payment or benefit due under this Section 8, or any other amount that may become due to Chairman after termination of this Agreement, is subject to Section 409A of the Code, and that Chairman is a “specified employee,” as defined in Code Section 409A, upon termination of this Agreement for any reason other than death, no amount may be paid to the Chairman earlier than six months after the date of termination of this Agreement, and payment shall be made, or commence to be made, as the case may be, on the date that is six months and one day after termination of this Agreement, together with interest at the rate of five percent (5%) per annum beginning with the date one day after termination of this Agreement until the date of payment.

(e)	Execution of a Release. Notwithstanding anything contained herein to the contrary, the Chairman’s right to receive any termination payments hereunder and to receive any other benefit or consideration upon the termination of this Agreement (including, without limitation, the vesting of any unvested stock options or unvested restricted stock granted to the Chairman), and the Company’s obligation to make such termination payments or to provide any such other benefit or consideration, is subject to the execution by the Chairman or his legal representative of a release substantially in the form of Exhibit B hereto, the delivery of such release to the Company and the lapse (without revocation) of any revocation period provided for therein.

(f)	Cash in Lieu of Shares. The Company shall have the right to elect, by giving written notice to such effect (a “Redemption Notice”) to the Chairman (or his legal representative) within twenty (20) days following the Date of Termination to redeem any shares of Restricted Stock vesting specifically as a result of the termination of the Chairman pursuant to this Section 8 (such shares of Restricted Stock that the Company has elected to redeem are hereinafter referred to as the “Redeemed Shares”) and by, within ten (10) days after the date the Redemption Notice is so given to the Chairman (or his legal representative), making payment to the Chairman (or his legal representative) in the amount equal to the value of the Redeemed Shares as determined below, and upon receipt of such payment, the Chairman shall transfer and return to the Company the Redeemed Shares (including the certificates, if any, representing the Redeemed Shares). For purposes of the foregoing, the Redeemed Shares shall be valued at the average closing price of the Company’s common stock on the principal stock exchanges on which such common stock is then listed and traded during the ten (10) trading days prior to the Date of Termination.

(g)	Expiration of This Agreement. For the avoidance of doubt, the parties confirm that, upon the expiration of the Term, the non-renewal of this Agreement or the termination of Chairman’s retention hereunder for any reason or for no reason shall not be considered a termination by Company without Cause or termination by the Chairman for Good Reason, and the Chairman shall not be entitled to any termination payments as a consequence thereof.
9.	Repayment. The Chairman acknowledges and agrees that the bonuses and other incentive-based or equity-based compensation received by him from the Company with respect to and during the time of his service as Chief Executive Officer, and any profits realized from the sale of securities of the Company, are subject to the forfeiture and clawback requirements set forth in the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations, under the circumstances set forth therein. If any such forfeiture or clawback is required pursuant to the Sarbanes-Oxley Act of 2002 or other applicable law, rule or regulation, then within thirty (30) days after notice thereof from the Company, the Chairman shall pay to the Company the amount then required by any applicable order, directive or action of the Securities and Exchange Commission, by any court order, judgment or settlement agreement or otherwise required by any applicable law, rules and regulations to be paid or forfeited.
10.	Chairman’s Successors. No rights or obligations of the Chairman under this Agreement may be assigned or transferred by the Chairman; provided however, that any cash payments payable to the Chairman hereunder or any stock options or restricted stock may be assigned by the Chairman to any third party, including transfer or by will or the laws of descent and distribution. Upon the Chairman’s death, this Agreement and all rights of the Chairman hereunder shall inure to the benefit of and be enforceable by the Chairman’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Chairman’s interests under this Agreement. The Chairman shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder at any time or following the Chairman’s death by giving the Company written notice thereof. In the event of the Chairman’s death or a judicial determination of his incompetence, references in this Agreement to the Chairman shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If the Chairman should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Chairman, or otherwise to his legal representatives or estate.

11.	Notice. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, or sent by nationally-recognized, overnight courier or by registered or certified mail, return receipt requested and postage prepaid addressed as follows:

To the Company:	Equity One, Inc.
1600 NE Miami Gardens Drive
Miami, Florida 33179

Attention: General Counsel

With copies to:

The Chair of the Compensation Committee

and to

Herbert F. Kozlov, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, New York 10022

To Chairman:	Mr. Chaim Katzman
Equity One, Inc.
1600 NE Miami Gardens Drive
Miami, Florida 33179

With a copy to:

Alan D. Axelrod, Esq.
Bilzin Sumberg Baena Price & Axelrod LLP
Suite 2500
200 South Biscayne Boulevard
Miami, Florida 33131
(until December 31, 2010)

-or-

1450 Brickell Avenue
Miami, Florida 33131
(on and after the Effective Date)

or to such other address as any party may have furnished to the others in writing in accordance herewith. All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (c) in the case of mailing, on the third business day following such mailing.
12.	Attorneys’ Fees. The Company shall reimburse the Chairman for the reasonable attorneys’ fees and costs incurred by the Chairman in connection with the review, negotiation and execution of this Agreement. If either party is required to seek legal counsel to enforce the terms and provisions of this Agreement, the prevailing party in any action shall be entitled to recover reasonable attorneys’ and paralegals’ fees and costs (including on appeal).

13.	Miscellaneous and Waiver of Jury Trial. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Chairman and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY DISPUTE HEREUNDER OR RELATING HERETO.

14.	Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the specific subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, director, employee or representative of either party hereto in respect of such specific subject matter. Any prior agreement of the parties hereto in respect of the specific subject matter contained herein is hereby terminated and canceled. For purposes of clarification and avoidance of any doubt, (a) notwithstanding anything contained herein to the contrary unless otherwise specifically provided herein, the terms and conditions of the Chairman’s retention by the Company and termination (including payments upon termination) through December 31, 2010 and prior to the Effective Date are and shall continue to be governed by the terms and conditions set forth in the Prior Chairman Compensation Agreement, but thereafter the terms and conditions of the Chairman’s retention by the Company and termination (including payments upon termination) shall be governed by the terms and conditions of this Agreement, which terms and conditions shall, from and after the Effective Date, supersede and control and (b) notwithstanding anything contained herein to the contrary, if the Prior Chairman Compensation Agreement is terminated on or prior to December 31, 2010 in accordance with the terms thereof (other than as a result or consequence of the expiration of the term thereof), (i) the Chairman’s entitlement to any payment on account of or with respect to such termination shall be governed solely by the terms of the Prior Chairman Compensation Agreement and (ii) the Company shall have no obligations or liabilities to the Chairman under or pursuant to this Agreement and, promptly following any such termination of the Prior Chairman Compensation Agreement, the Chairman shall return and surrender to the Company all of the shares of Restricted Stock granted to the Chairman pursuant to Section 5(b) above and the Restricted Stock Agreement referred to in Section 5(b) above shall be terminated. For avoidance of doubt, the parties confirm that neither the expiration of the Term (as defined in the Prior Chairman Compensation Agreement) nor the non-renewal of the Prior Chairman Compensation Agreement nor the termination of Chairman’s retention thereunder as a consequence of the expiration of such Term (subject, however, to the Chairman being retained by the Company pursuant to the terms of this Agreement) shall be considered, for the purposes of the Prior Chairman Compensation Agreement, to be a termination by the Company without Cause or termination by the Chairman for Good Reason, and the Chairman shall not be entitled to any termination payments as a consequence thereof.

17.	Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

18.	Noncontravention. The Company represents to the Chairman that the Company is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or certificate of incorporation or by any agreement to which it is a party, other than that that would not have a material and adverse effect on the Company’s ability to enter into or perform this Agreement. The Chairman represents to the Company that he is not a party to any agreement that would preclude him from entering into or performing this Agreement.

19.	Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.
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The parties hereto have executed this Agreement effective as provided above.

EQUITY ONE, INC.
By:	/s/ Peter Linneman
	Name:	Peter Linneman
	Title:	Chair, Compensation Committee of the Board of Directors of Equity One, Inc.

/s/ Chaim Katzman
CHAIM KATZMAN

EXHIBIT A
Form of Restricted Stock Agreement

EXHIBIT B
Form of Release